Exhibit 99.2

                               AMENDMENT NUMBER 2
                          DATED AS OF JANUARY 27, 2003
                                       TO
                                  NYMAGIC, INC.
                                VOTING AGREEMENT

Reference is made to the Voting Agreement (the "Agreement") dated as of February 20, 2002 by and among (i) MARK W. BLACKMAN; BLACKMAN INVESTMENTS LLC ("Blackman Investments"); JOHN N. BLACKMAN, JR. (the "Blackman Trustee") as trustee of the Blackman Charitable Remainder Trust (the "the Blackman Co-Trust"); and ROBERT G. SIMSES (the "Tollefson Trustee") as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust, as co-trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee of the Bennett H. Tollefson Charitable Lead Unitrust (the "Participating Shareholders"); (ii) KATHLEEN BLACKMAN as co-trustee with the Blackman Trustee of the Blackman Charitable Remainder Trust, (iii) FIRST UNION NATIONAL BANK ("First Union") as co-trustee with the Tollefson Trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee with the Tollefson Trustee of the Bennett H. Tollefson Charitable Lead Unitrust (the "Tollefson Co-Trusts"); and (iv) MARINER PARTNERS, INC. ("Mariner").

Article VII (i) is hereby amended to read as follows:

         "(i) February 15, 2007;"

Article VII (iv) is hereby amended by modifying the last phrase to read as follows:

         "the Purchase Option Agreement Clause set forth in Article VI above shall continue in full force and effect until the close of business on February 15, 2007."

Article VI (B) is hereby amended to read as follows:

                  "(B) The Option Price shall be as follows:

                  February 15-May 14, 2002:                   $19.00 per share
                  May 15-August 14, 2002:                     $19.25 per share
                  August 15-November 14, 2002:                $19.50 per share
                  November 15, 2002-February 14, 2003:        $19.75 per share
                  February 15-May 14, 2003:                   $20.00 per share
                  May 15-August 14, 2003:                     $20.25 per share
                  August 15-November 14, 2003:                $20.50 per share
                  November 15, 2003-February 14, 2004:        $20.75 per share
                  February 15-May 14, 2004:                   $21.00 per share
                  May 15-August 14, 2004:                     $21.25 per share
                  August 15-November 14, 2004:                $21.50 per share
                  November 15, 2004-February 14, 2005:        $21.75 per share
                  February 15-May 14, 2005:                   $22.00 per share

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                  May 15-August 14, 2005:                     $22.25 per share
                  August 15-November 14, 2005:                $22.50 per share
                  November 15, 2005-February 14, 2006:        $22.75 per share
                  February 15-May 14, 2006:                   $23.00 per share
                  May 15-August 14, 2006:                     $23.25 per share
                  August 15-November 14, 2006:                $23.50 per share
                  November 15, 2006-February 14, 2007:        $23.75 per share
                  February 15-March 17, 2007:                 $24.00 per share

                  Less the cumulative amount of dividends paid by the Corporation in respect of each share of its common stock from January 31, 2003 through to the date Mariner purchases such Option Shares."

Article IV (B) is hereby amended by modifying the first sentence to read as follows:

         "Mariner shall be entitled to nominate four (4) candidates for election to the Board, each Participating Shareholder shall be entitled to nominate two
(2) candidates for election to the Board, and the Chief Executive Officer of the Corporation shall be entitled to nominate one (1) candidate for election to the Board for a total of eleven (11) directors."

This agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

       Balance of Page Intentionally Left Blank - Signature Page Follows


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IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first written above.


OTHERS                                         PARTICIPATING SHAREHOLDERS


MARINER PARTNERS, INC.                           /s/ Mark W. Blackman
                                               ----------------------
                                               Mark W. Blackman
                                               Address:
By:   /s/ William J. Michaelcheck              80 Deepwood Road
      ------------------------------           Darien, CT 06820
      Name:  William J. Michaelcheck
      Title: Chairman


  /s/ Kathleen Blackman                        BLACKMAN INVESTMENTS LLC
------------------------------------
Kathleen Blackman
Address:
41 Wee Burn Lane                               By:   /s/ John N. Blackman, Jr.
Darien, CT 06820                                   ---------------------------
                                                   John N. Blackman, Jr.
                                                   Member


                                               By:  /s/ Kathleen Blackman
WACHOVIA BANK, N.A.                                ---------------------------
Successor in Interest To:                          Kathleen Blackman
FIRST UNION NATIONAL BANK                          Member



 /s/ Eileen B. Minnick                           /s/ John N. Blackman, Jr.
------------------------------------           -------------------------------
Name:  Eileen B. Minnick                       John N. Blackman, Jr.
Title: Vice President and                      (as trustee of the Blackman
       Senior Trust Advisor                    Charitable Remainder Trust)
                                               Address:
                                               41 Wee Burn Lane
                                               Darien, CT 06820



                                                /s/ Robert G. Simses
                                               -------------------------------
                                               Robert G. Simses
                                               (as trustee of the Tollefson
                                               Trusts)
                                               Address:
                                               Warwick & Simses
                                               140 Royal Palm Way, Suite 205
                                               Palm Beach, FL 33480